UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2009

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 551-0511

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2009, the Boards of Directors of Imperial Capital Bancorp, Inc. (the “Company”) and Imperial Capital Bank (the “Bank”) notified George W. Haligowski of the termination of his employment with the Company and the Bank, effective October 31, 2009.  Effective October 1, 2009, Joseph W. Kiley III, age 53, was appointed as President and Chief Executive Officer of the Company and the Bank, replacing Mr. Haligowski in those positions.  Mr. Kiley also was appointed as a director of the Company and the Bank effective October 1, 2009.

Prior to his appointment to these positions, Mr. Kiley had been serving as a consultant to the Boards of Directors of the Company and the Bank since July 2009.  Mr. Kiley also serves as a director of California General Bank, Pasadena, California, a position he has held since 2007.  From 2001 to 2006, Mr. Kiley served as President and Chief Executive Officer and a director of First Bank of Beverly Hills, Calabasas, California, a subsidiary of Beverly Hills Bancorp, Inc.  From 1996 to 2001, Mr. Kiley served as Executive Vice President and Chief Financial Officer and a director of National Mercantile Bancorp, Los Angeles, California.  From 1991 to 1996, Mr. Kiley served as Executive Vice President and Chief Financial Officer of Hancock Savings Bank, Los Angeles, California.

Mr. Kiley has entered into an employment agreement with the Company and the Bank.  The term of the agreement will expire on July 15, 2010, subject to extension or renewal by mutual agreement of the parties.  The agreement entitles Mr. Kiley to: a base salary of $683,328 for the term of the agreement; participation in any incentive programs that may be adopted for him and in any retirement plans offered to other executives of the Company and the Bank; payment of dues for a club membership; a monthly automobile allowance of $2,000 in accordance with the Company’s corporate officer vehicle program; and the same medical and dental insurance benefits as are provided to other executives of the Company and the Bank, as well as payment of the monthly premiums for Mr. Kiley’s existing disability insurance policy.  As provided for in the agreement, on October 1, 2009, Mr. Kiley was granted under the Company’s Employee Stock Incentive Plan an incentive stock option to purchase 127,928 shares of the Company’s common stock at an exercise price of $0.38 per share.  The option is scheduled to vest in 20% annual increments beginning on October 1, 2010, provided that any unvested portion of the option will vest in full upon termination of Mr. Kiley’s employment by the Company without cause, termination by Mr. Kiley of his employment for “good reason” (as defined in the employment agreement) or the expiration of the term of the employment agreement.  The foregoing description of Mr. Kiley’s employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Employment Agreement, dated as of October 1, 2009, by and between Joseph W. Kiley III and Imperial Capital Bancorp, Inc. and Imperial Capital Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.

Date: October 5, 2009	By:	/s/ Timothy M. Doyle
Timothy M. Doyle
Executive Managing Director and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 1, 2009, by and between Joseph W. Kiley III and Imperial Capital Bancorp, Inc. and Imperial Capital Bank